                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the use of our report dated April 29, 1998, with respect to the combined financial statements of Earlybird Courier Service, LLC, Total Management Support Services LLC and their Affiliates included in the Annual Report (Form 10-K) for the year ended December 31, 1997 of Dispatch Management Services Corp.

                                          ERNST & YOUNG LLP

New York, New York
May 1, 1998

                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the use of our report dated April 24, 1998, with respect to the financial statements of Deadline Express, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997 of Dispatch Management Services Corp.

                                          ERNST & YOUNG LLP

New York, New York
May 1, 1998

                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the use of our report dated August 20, 1997, with respect to the financial statements of RJK Enterprises Inc. (d.b.a. Deadline Express) included in the Annual Report (Form 10-K) for the year ended December 31, 1997 of Dispatch Management Services Corp.

                                          ERNST & YOUNG LLP

New York, New York
May 1, 1998